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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated December 12, 1997, on the October 31, 1997 financial statements of The FBR Family of Funds, incorporated by reference in Post-Effective Amendment No. 2 to the Registration Statement on Form N1-A, and to all references to our Firm included in or made part of this Registration Statement File No. 333-05675.



                                        /s/ Arthur Andersen, L.L.P
                                            Arthur Andersen, L.L.P.

Washington, DC
 February 17, 1998